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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements, as amended, pertaining to the Long-Term Incentive Plan (Form S-8, No. 33-5297), Medium-Term Notes Series A (Form S-3, No. 33-54006), Common Stock Warrants (Form S-3, No. 33-54749) and the Folksamerica Holding Company 401(K) Savings and Investment Plan (Form S-8, No. 333-82563) of White Mountain Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc.") of our report dated January 26, 1999, except for the restatements and reclassifications section in
Note 2 as to which the date is August 4, 1999, with respect to the consolidated financial statements of Financial Security Assurance Holdings, Ltd. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.



                                           PricewaterhouseCoopers LLP






New York, New York
September 21, 1999